UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2024
Commission File Number 001-39223
SADOT GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1751 River Run, Suite 200, Fort Worth, Texas 76107
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed in its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 26, 2023, Sadot Group Inc., a Nevada corporation (the “Company”), entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor has agreed to purchase up to $25 million of the Company’s shares of common stock (the “Common Stock”).

Pursuant to the SEPA, the Investor provided pre-advances to the Company in the aggreagete amount of $4,000,000 (each, a “Pre-Advance”), with each Pre-Advance evidenced by a convertible promissory note (each, a “Note”). The first Pre-Advance, in the principal amount of $3,000,000, was on September 23, 2023. The second Pre-Advance of $1,000,000 was advanced on October 30, 2023.

On April 10, 2024, the Company and the Investor entered into a letter agreement (the “Letter Agreement”) to amend the terms of the remaining outstanding Note providing that the Company will make payments on May 1, 2024, June 1, 2024 and July 1, 2024 each in the principal amount of $350,000 plus an 8% payment premium and accrued interest. During the period through August 1, 2024, the Investor agreed that the application of any monthly payments that may become due and payable pursuant to Section 1(c) of the Notes (i.e., as a result of a Floor Price Trigger, or Exchange Cap Trigger) shall be suspended and the Investor shall not effect any Investor Notices of Conversions Notices, unless the Conversion Price is equal to the Fixed Price as such terms are defined in the SEPA, or with the consent of the Company.

The foregoing description of the Letter Agreement is qualified in their entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibits 10.1 and which is incorporated herein in its entirety by reference.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
10.1	Letter Agreement by and between Sadot Group Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Jennifer Black
	Name:	Jennifer Black
	Title:	Chief Financial Officer

Date: April 17, 2024